SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 3, 2010

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d) On March 3, 2010, an officer of the managing general partner of Inergy, L.P. (the “Partnership”), pursuant to authorization received from the Board of Directors of the managing general partner of the Partnership, informed the NASDAQ Stock Market LLC (“NASDAQ”) that the Partnership intends to transfer the listing of its common units representing limited partnership interests (the “Common Units”) from the NASDAQ to the New York Stock Exchange (“NYSE”). The Partnership anticipates that, subject to NYSE approval, its common units will begin trading on the NYSE under its current ticker “NRGY” on or about March 24, 2010. Until that time, the Partnership’s common units will continue to trade on the NASDAQ under the symbol “NRGY.”

Item 7.01	Regulation FD Disclosure.

On March 3, 2010, the Partnership issued a press release announcing that it plans to transfer the listing of its Common Units to the NYSE where they will be listed under the same ticker symbol, “NRGY.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 3, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC,
Its Managing General Partner

Date: March 3, 2010	By:	/S/ LAURA L. OZENBERGER
Laura L. Ozenberger Sr. Vice President - General Counsel and Secretary

3